Exhibit (e.2)

Distribution Agreement

EXHIBIT A

Index Series

iShares, Inc.

iShares Asia/Pacific Dividend 30 Index Fund

iShares Core MSCI Emerging Markets ETF

iShares Emerging Markets Corporate Bond Fund

iShares Emerging Markets Dividend Index Fund

iShares Emerging Markets High Yield Bond Fund

iShares Emerging Markets Local Currency Bond Fund

iShares Global ex USD High Yield Corporate Bond Fund

iShares Global High Yield Corporate Bond Fund

iShares Latin America Bond Fund

iShares MSCI All Country World Minimum Volatility Index Fund

iShares MSCI Australia Index Fund

iShares MSCI Austria Capped Investable Market Index Fund (formerly known as iShares MSCI Austria Investable Market Index Fund)

iShares MSCI Belgium Capped Investable Market Index Fund (formerly known as iShares MSCI Belgium Investable Market Index Fund)

iShares MSCI Brazil Capped Index Fund (formerly known as iShares MSCI Brazil Index Fund)

iShares MSCI BRIC Index Fund

iShares MSCI Canada Index Fund

iShares MSCI Chile Capped Investable Market Index Fund (formerly known as iShares MSCI Chile Investable Market Index Fund)

iShares MSCI Colombia Capped ETF

iShares MSCI Emerging Markets Asia Index Fund

iShares MSCI Emerging Markets Consumer Discretionary Sector Index Fund

iShares MSCI Emerging Markets Eastern Europe Index Fund

iShares MSCI Emerging Markets EMEA Index Fund

iShares MSCI Emerging Markets Energy Sector Capped Index Fund

iShares MSCI Emerging Markets Growth Index Fund

iShares MSCI Emerging Markets Index Fund

iShares MSCI Emerging Markets Minimum Volatility Index Fund

iShares MSCI Emerging Markets Small Cap Index Fund

iShares MSCI Emerging Markets Value Index Fund

iShares MSCI EMU Index Fund

iShares MSCI France Index Fund

iShares MSCI Frontier 100 ETF (formerly known as iShares MSCI Frontier 100 Index Fund)

iShares MSCI Germany Index Fund

iShares MSCI Global Agriculture Producers Fund

iShares MSCI Global Energy Producers Fund

iShares MSCI Global Gold Miners Fund

iShares MSCI Global Select Metals & Mining Producers Fund

iShares MSCI Global Silver Miners Fund

iShares MSCI Hong Kong Index Fund

iShares MSCI Israel Capped Investable Market Index Fund

iShares MSCI Italy Capped Index Fund (formerly known as iShares MSCI Italy Index Fund)

iShares MSCI Japan Index Fund

iShares MSCI Japan Small Cap Index Fund

iShares MSCI Malaysia Index Fund

iShares MSCI Mexico Capped Investable Market Index Fund (formerly known as iShares MSCI Mexico Investable Market Index Fund)

iShares MSCI Netherlands Investable Market Index Fund

iShares MSCI Pacific ex-Japan Index Fund

iShares MSCI Singapore Index Fund

iShares MSCI South Africa Index Fund

iShares MSCI South Korea Capped Index Fund (formerly known as iShares MSCI South Korea Index Fund)

iShares MSCI Spain Capped Index Fund (formerly known as iShares MSCI Spain Index Fund)

iShares MSCI Sweden Index Fund

iShares MSCI Switzerland Capped Index Fund (formerly known as iShares MSCI Switzerland Index Fund)

iShares MSCI Taiwan Index Fund

iShares MSCI Thailand Capped Investable Market Index Fund (formerly known as iShares MSCI Thailand Investable Market Index Fund)

iShares MSCI Turkey Investable Market Index Fund

iShares MSCI United Kingdom Index Fund

iShares MSCI USA Index Fund

iShares MSCI World Index Fund

Amended and Approved by the Board of Directors of iShares, Inc. on March 21-22, 2013.